                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS

                                               THREE MONTHS ENDED
                                         MAY 31,              MAY 31,
                                          1998                  1997
                                     ----------------    -------------------
BASIC EARNINGS PER SHARE:
Weighted average number of common
  shares outstanding                      18,171,258             19,086,406
                                     ================    ===================
Net Income                               $ 3,419,200            $ 2,261,254
                                     ================    ===================
Basic earning per share:                      $ 0.19                 $ 0.12
                                     ================    ===================


DILUTED EARNINGS PER SHARE:
Weighted average number of common
  shares outstanding                      18,171,258             19,086,406
Common equivalent shares from
   stock options                           1,503,103              1,362,978
                                     ----------------    -------------------

Total                                     19,674,361             20,449,384
                                     ================    ===================
Net Income                               $ 3,419,200            $ 2,261,254
                                     ================    ===================
Diluted earnings per share                    $ 0.17                 $ 0.11
                                     ================    ===================
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